NORTHERN FUNDS

                                   FORM N-SAR

                                File No. 811-8236

                    Six-Month Period Ended September 30, 2002


EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts.


                            FEE REDUCTION COMMITMENT

This FEE REDUCTION COMMITMENT is made as of July 31, 2002 by Northern Trust Investments, Inc. ("NTI") and Northern Trust Global Investments (Europe) Limited ("NTGIE").

     WHEREAS, Northern Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, NTI and NTGIE (the "Advisers") serve jointly as the investment advisers to the Global Fixed Income Fund, International Growth Equity and International Select Equity Funds and NTI serves as investment adviser to the California Municipal Money Market, Money Market, Municipal Money Market, U.S. Government Money Market, U.S. Government Select Money Market, Income Equity, Stock Index, Growth Equity, Select Equity, Mid Cap Growth, Small Cap Index, Small Cap Value, Small Cap Growth, Growth Opportunities, International Growth Equity, International Select Equity, Technology and Global Communications Funds of the Northern Funds (each a "Fund"), pursuant to an Investment Advisory Agreement dated July 31, 2000, as amended, and certain Assumption Agreements by and among NTI, NTGIE and The Northern Trust Company dated July 31, 2000, January 1, 2001 and May 2, 2001 (together the "Investment Advisory Agreement"); and

     WHEREAS, the Advisers desire to reduce permanently their contractual fee rates under the Investment Advisory Agreement for certain Funds; and

     WHEREAS, the Advisers represent that the quality and quantity of their services under the Investment Advisory Agreement will not be affected by this commitment and that their obligations under the Investment Advisory Agreement will remain unchanged in all respects.

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

     1. Effective the date hereof, the Advisers reduce permanently their contractual fee rates under the Investment Advisory Agreement for the Portfolios as follows:

     For the services provided and the expenses assumed by the Advisers pursuant to the Investment Advisory Agreement, the Trust will pay to NTI and/or NTGIE, as applicable, as full compensation therefor a fee at the following annual rates of each Fund's average net assets, which fee will be computed based on the net assets of the Fund on each day and will be paid to NTI and/or NTGIE, as applicable, monthly:

                   FUND                                   ANNUAL FEE RATE
                   ----                                   ---------------

          California Municipal Money Market....................   0.50%
          Money Market.........................................   0.50%
          Municipal Money Market...............................   0.50%
          U.S. Government Money Market.........................   0.50%
          U.S. Government Select Money Market..................   0.50%
          Select Equity........................................   0.95%
          Small Cap Value......................................   0.95%
          Stock Index..........................................   0.50%
          Growth Opportunities.................................   1.10%
          International Growth Equity..........................   1.10%
          International Select Equity..........................   1.10%
          Small Cap Growth.....................................   1.10%
          Technology...........................................   1.10%
          Global Communications................................   1.15%
          Small Cap Index......................................   0.60%
          Growth Equity........................................   0.95%
          Income Equity........................................   0.95%
          Mid Cap Growth.......................................   0.95%

     2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Investment Advisory Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

     3. This Fee Reduction Commitment shall be attached to and made a part of the Investment Advisory Agreement.

     4. The Investment Advisory Agreement shall continue in full force and effect as modified hereby.

                  IN WITNESS WHEREOF, the Advisers have caused this instrument to be executed by their officers designated below as of the day and year first above written.


Attest: /s/ Diane Anderson                  NORTHERN TRUST INVESTMENTS, INC.
        --------------------------


                                            By: /s/ Jeanette M. Temple
                                                ------------------------------
                                                (Authorized Officer)


Attest: /s/ Diane Anderson                  NORTHERN TRUST GLOBAL INVESTMENTS
        --------------------------          (EUROPE) LIMITED


                                            By: /s/ Nicholas Ring
                                                ------------------------------
                                                (Authorized Officer)

ACCEPTED AND AGREED:

NORTHERN FUNDS


By:     /s/ Eric Schweitzer
        --------------------------
Title:  Vice President
        --------------------------

                            FEE REDUCTION COMMITMENT

     This FEE REDUCTION COMMITMENT is made as of July 31, 2002 by Northern Trust Investments, Inc. ("NTI").

     WHEREAS, Northern Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, NTI (the "Adviser") serves as the investment adviser to the Large Cap Value Fund of the Northern Funds (the "Fund"), pursuant to an Investment Advisory Agreement dated August 2, 2000, (the "Investment Advisory Agreement"); and

     WHEREAS, the Adviser desires to reduce permanently its contractual fee rate under the Investment Advisory Agreement for the Fund; and

     WHEREAS, the Adviser represents that the quality and quantity of its services under the Investment Advisory Agreement will not be affected by this commitment and that its obligations under the Investment Advisory Agreement will remain unchanged in all respects.

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Adviser, intending to be legally bound, agrees as follows:

     1. Effective the date hereof, the Adviser reduces permanently its contractual fee rate under the Investment Advisory Agreement as follows:

     For the services provided and the expenses assumed by the Adviser pursuant to the Investment Advisory Agreement, the Trust will pay to NTI as full compensation therefor a fee at the following annual rate of the Fund's average net assets, which fee will be computed based on the net assets of the Fund on each day and will be paid to NTI monthly:

               Portfolio                           Annual Fee Rate
               ---------                           ---------------

          Large Cap Value.................................0.95%

     2. Any future amendment to increase or otherwise reinstate the contractual fee rate under the Investment Advisory Agreement for the Fund as in effect prior to the date hereof must be approved by the shareholders of the Fund as and to the extent required by the 1940 Act.

     3. This Fee Reduction Commitment shall be attached to and made a part of the Investment Advisory Agreement.

     4. The Investment Advisory Agreement shall continue in full force and effect as modified hereby.


     IN WITNESS WHEREOF, the Adviser has caused this instrument to be executed by its officer designated below as of the day and year first above written.


Attest: /s/  Diane Anderson                  NORTHERN TRUST INVESTMENTS, INC.
        --------------------------


                                             By /s/ Jeanette M. Temple
                                                ------------------------------
                                                (Authorized Officer)


ACCEPTED AND AGREED:

NORTHERN FUNDS


By:     /s/ Eric Schweitzer
        --------------------------
Title:  Vice President
        --------------------------



                              ASSUMPTION AGREEMENT

AGREEMENT made as of April 1, 2002 between Northern Trust Investments, Inc. ("NTI") and Northern Trust Global Investments (Europe) Limited ("NTGIE"), each a wholly-owned direct or indirect subsidiary of THE Northern Trust CoMPANY.

     WHEREAS, Northern Funds is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, NTI currently serves as investment adviser to the Fixed Income Fund (the "Fund") of Northern Funds pursuant to an Investment Advisory and Ancillary Services Agreement dated July 31, 2000, as amended, and an Assumption Agreement between NTI and Northern dated January 1, 2001 (together the "Investment Advisory Agreement"); and

     WHEREAS, the parties desire to have NTI and NTGIE act jointly as investment advisers with respect to the Fund pursuant to the Investment Advisory Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. NTGIE hereby assumes jointly with NTI all rights and obligations of NTI under the Investment Advisory Agreement with respect to the Fund, and NTGIE and NTI shall hereafter act jointly as investment advisers with respect to the Fund pursuant to the Investment Advisory Agreement and shall be jointly responsible for all of the services provided to the Fund thereunder.

     2. NTI and NTGIE hereby represent that (i) the management personnel of NTI responsible for providing investment advisory services to the Funds under the Investment Advisory Agreement, including the portfolio managers and the supervisory personnel, will continue to provide the same services for that Fund, and (ii) NTI and NTGIE remain wholly-owned direct or indirect subsidiaries of Northern are part of the Northern Trust Global Investments business unit of Northern Trust Corporation, which integrates the firm's portfolio management, research and trading for clients. Consequently, NTI and NTGIE believe that the assumption does not involve a change in actual control or actual management with respect to the investment adviser for the Funds.

     3. The parties hereby agree that this Assumption Agreement shall be attached to and made a part of the Investment Advisory Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest: /s/ Diane Anderson                   NORTHERN TRUST INVESTMENTS, INC.
        --------------------------


                                             By /s/ Eric Schweitzer
                                                ------------------------------
                                                (Authorized Officer)


Attest: /s/ Diane Anderson                   NORTHERN TRUST GLOBAL INVESTMENTS
        --------------------------           (EUROPE) LIMITED



                                             By /s/ Nicholas Ring
                                                ------------------------------
                                                (Authorized Officer)